Exhibit 99.1

Albany International Reports Fourth-Quarter 2019 Results

A Record Year of Profitability for the Company

737 MAX Production Pause Tempers 2020 Outlook

ROCHESTER, N.H.--(BUSINESS WIRE)--February 10, 2020--Albany International Corp. (NYSE:AIN) today reported operating results for its fourth quarter of 2019, which ended December 31, 2019.

“Albany finished 2019 with another quarter of strong results thanks to excellent performance and execution in both business segments,” said Albany International President and Chief Executive Officer Bill Higgins. “I thank our employees across the globe for their contribution to the growth and success of the company during 2019.”

“Our 2019 performance clearly demonstrates that the strategy we’ve pursued for many years is working. We continue to drive improvements in Machine Clothing with superb results, and although the Boeing 737 MAX delay slows our growth in Engineered Composites, we believe the long-term opportunity for advanced composites is exciting. We plan to continue investing to advance our technology leadership and to exploit 3D woven technology in new applications to grow the company.”

For the fourth quarter ended December 31, 2019:

  Net sales were $257.7 million, an increase of 2.4% compared to the prior year, driven by solid sales growth of 6.1% in Engineered Composites and stable sales in the Machine Clothing segment.
  Gross profit of $96.6 million was up from $87.9 million for the same period of 2018, an increase of 9.9%. The increase was driven by an increase in total company net sales and by gross margin expansion in both segments.
  Operating income was $43.6 million, compared to $37.4 million in the prior year, an increase of 16.5%, driven by higher gross profit offset somewhat by higher STG&R expenses. These expenses increased as the result of the revaluation of nonfunctional-currency assets and liabilities, and expenses related to the acquisition of CirComp GmbH.
  The effective tax rate was 24.8%, compared to 37.9% during the same period last year. The effective tax rates include discrete tax items and a change in the estimated income tax rate which reduced fourth-quarter Income tax expense by $1.3 million in 2019, while the same factors increased the expense by $1.8 million in the same quarter of 2018.
  Net income attributable to the Company was $29.1 million ($0.90 per share), compared to $17.6 million ($0.55 per share) in Q4 2018. Adjusted earnings per share (or Adjusted EPS, a non-GAAP measure) was $0.97 per share, compared to $0.69 per share in Q4 2018.
  Adjusted EBITDA (a non-GAAP measure) was $63.9 million, compared to $57.7 million in Q4 2018, an increase of 10.8%.

For the year ended December 31, 2019:

  Net sales were $1,054.1 million, an increase of 7.3% compared to the prior year’s $982.5 million, driven by solid sales growth of 22.2% in Engineered Composites offset somewhat by a 1.7% sales decline in the Machine Clothing segment.
  Gross profit of $397.7 million was up from $349.7 million for the same period of 2018, an increase of 13.7%. The increase was driven by higher net sales in Engineered Composites and by gross margin expansion in both segments.
  Operating income was $193.6 million, compared to $137.4 million in the prior year. The increase was driven by higher gross profit and lower Restructuring expenses in 2019 offset somewhat by higher STG&R expenses.
  The effective tax rate was 25.2%, compared to 28.0% during the same period last year. The effective tax rates include discrete tax items and finalization of the 2019 income tax rate which reduced 2019 Income tax expense by $5.0 million, while the same factors decreased the 2018 expense by $3.8 million.
  Net income attributable to the Company was $132.4 million ($4.10 per share), compared to $82.9 million ($2.57 per share) in 2018. Adjusted earnings per share (or Adjusted EPS, a non-GAAP measure) was $4.11 per share in 2019, compared to $2.94 per share in 2018.
  Adjusted EBITDA (a non-GAAP measure) was $265.4 million, compared to $228.9 million in Q4 2018, an increase of 15.9%.

Please see the tables below for a reconciliation of non-GAAP measures to their comparable GAAP measures.

“As our guidance indicates, we are expecting another strong year for Albany. We enter 2020 in excellent financial health with strong operations focused on expanding profitability and the long-term growth of our business segments,” said Albany International Chief Financial Officer and Treasurer Stephen Nolan. “Our Machine Clothing segment is expected to deliver another good year and to continue to deliver strong margins consistent with the expectation set on our last earnings call. Our guidance for the segment takes into account a slightly softer paper machine clothing market in 2020 and a modest impact due to the disruption to our Chinese facilities caused by the recent coronavirus outbreak. Meanwhile, our Engineered Composites segment is expected to continue to deliver strong margins and sales growth on programs unrelated to the 737 MAX. That said, our business will inevitably be impacted by Boeing’s production pause on the 737 MAX program. Our outlook for 2020 takes into account a reduction in demand for the components we produce for the LEAP engine that powers the 737 MAX aircraft. We will make any further necessary adjustments to our plans and outlook as we gain clarity on the expected timing and pace of demand for those components after Boeing resumes 737 MAX production.”

Outlook for Full-Year 2020

Albany International is issuing its financial guidance for the full-year 2020:

  Machine Clothing revenue of $570 to $590 million;
  Machine Clothing Adjusted EBITDA of between $190 and $200 million;
  Engineered Composites revenue between $400 to $420 million;
  Engineered Composites Adjusted EBITDA of $80 to $90 million;
  Total company revenue of between $970 million and $1.010 billion;
  Total company Adjusted EBITDA of $210 to $235 million;
  Effective income tax rate of 26% to 28%;
  Total company depreciation and amortization of between $75 and $80 million;
  Capital expenditures in the range of $75 to $85 million;
  GAAP Earnings per share of between $2.68 and $3.08; and
  Adjusted earnings per share between $2.75 and $3.15.

ALBANY INTERNATIONAL CORP.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)
(unaudited)

Three Months Ended			Years ended
December 31,			December 31,

2019	2018		2019	2018

$257,678	$251,613	Net sales	$1,054,132	$982,479
161,037	163,691	Cost of goods sold	656,431	632,730

96,641	87,922	Gross profit	397,701	349,749
42,049	38,543	Selling, general, and administrative expenses	163,651	156,189
9,246	10,109	Technical and research expenses	37,569	40,582
1,766	1,856	Restructuring expenses, net	2,905	15,570

43,580	37,414	Operating income	193,576	137,408
3,886	4,594	Interest expense, net	16,921	18,124
349	5,010	Other (income)/expense, net	(1,557)	4,037

39,345	27,810	Income before income taxes	178,212	115,247
9,754	10,538	Income tax expense	44,829	32,228

29,591	17,272	Net income	133,383	83,019
446	(319)	Net income/(loss) attributable to the noncontrolling interest	985	128
$29,145	$17,591	Net income attributable to the Company	$132,398	$82,891

$0.90	$0.55	Earnings per share attributable to Company shareholders - Basic	$4.10	$2.57

$0.90	$0.54	Earnings per share attributable to Company shareholders - Diluted	$4.10	$2.57

		Shares of the Company used in computing earnings per share:
32,308	32,266	Basic	32,296	32,252

32,317	32,279	Diluted	32,308	32,267

$0.19	$0.18	Dividends declared per share, Class A and Class B	$0.73	$0.69

ALBANY INTERNATIONAL CORP.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(unaudited)

	December 31,	December 31,

	2019	2018
ASSETS
Cash and cash equivalents	$195,540	$197,755
Accounts receivable, net	218,271	223,176
Contract assets	79,070	57,447
Inventories	95,149	85,904
Income taxes prepaid and receivable	6,162	7,473
Prepaid expenses and other current assets	24,142	21,294
Total current assets	$618,334	$593,049

Property, plant and equipment, net	466,462	462,055
Intangibles, net	52,892	49,206
Goodwill	180,934	164,382
Deferred income taxes	51,621	62,622
Noncurrent receivables	41,234	45,061
Other assets	62,891	41,617
Total assets	$1,474,368	$1,417,992

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable	$65,203	$52,246
Accrued liabilities	125,885	129,030
Current maturities of long-term debt	20	1,224
Income taxes payable	11,611	6,806
Total current liabilities	202,719	189,306

Long-term debt	424,009	523,707
Other noncurrent liabilities	132,725	88,277
Deferred taxes and other liabilities	12,226	8,422
Total liabilities	771,679	809,712

SHAREHOLDERS' EQUITY
Preferred stock, par value $5.00 per share; authorized 2,000,000 shares; none issued	-	-
Class A Common Stock, par value $.001 per share; authorized 100,000,000 shares; issued 39,098,792 in 2019 and 37,450,329 in 2018	39	37
Class B Common Stock, par value $.001 per share; authorized 25,000,000 shares; issued and outstanding 1,617,998 in 2019 and 3,233,998 in 2018	2	3
Additional paid in capital	432,518	430,555
Retained earnings	698,496	589,645
Accumulated items of other comprehensive income:
Translation adjustments	(122,852)	(115,976)
Pension and postretirement liability adjustments	(49,994)	(47,109)
Derivative valuation adjustment	(3,135)	4,697
Treasury stock (Class A), at cost 8,408,770 shares in 2019 and 8,418,620 shares in 2018	(256,391)	(256,603)
Total Company shareholders' equity	698,683	605,249
Noncontrolling interest	4,006	3,031
Total equity	702,689	608,280
Total liabilities and shareholders' equity	$1,474,368	$1,417,992

ALBANY INTERNATIONAL CORP.
CONSOLIDATED STATEMENTS OF CASH FLOW
(in thousands)
(unaudited)

Three Months Ended			Years ended
December 31,			December 31,

2019	2018		2019	2018
		OPERATING ACTIVITIES
$29,591	$17,272	Net income	$133,383	$83,019
		Adjustments to reconcile net income to net cash provided by operating activities:
15,426	15,948	Depreciation	62,085	68,800
2,405	2,665	Amortization	8,710	10,236
900	15,984	Change in deferred taxes and other liabilities	13,702	8,972
2,018	452	Provision for write-off of property, plant and equipment	3,119	3,707
151	155	Non-cash interest expense	605	459
450	1,494	Write-off of pension liability adjustments due to settlement/curtailment	450	1,494
650	324	Compensation and benefits paid or payable in Class A Common Stock	2,063	2,203

		Changes in operating assets and liabilities that provided cash, net of impact of business acquisition:
16,727	20,815	Accounts receivable	9,587	(19,139)
(12,641)	(1,546)	Contract assets	(19,199)	(10,267)
13,004	15,440	Inventories	(8,923)	(968)
1,766	(698)	Prepaid expenses and other current assets	(2,291)	(5,815)
728	(948)	Income taxes prepaid and receivable	1,390	(1,402)
2,687	3,186	Accounts payable	10,524	9,340
1,369	(3,962)	Accrued liabilities	(7,393)	8,209
2,360	(14,179)	Income taxes payable	3,979	(824)
(662)	(3,403)	Noncurrent receivables	(1,341)	(12,249)
(2,162)	854	Other noncurrent liabilities	(6,573)	(5,479)
(1,008)	1,238	Other, net	(3,525)	(7,811)
73,759	71,091	Net cash provided by operating activities	200,352	132,485

		INVESTING ACTIVITIES
(30,793)	-	Purchase of business, net of cash acquired	(30,793)	-
(18,512)	(21,015)	Purchases of property, plant and equipment	(67,358)	(81,579)
(291)	(1,177)	Purchased software	(597)	(1,307)
(49,596)	(22,192)	Net cash used in investing activities	(98,748)	(82,886)

		FINANCING ACTIVITIES
25,000	-	Proceeds from borrowings	45,000	26,031
(25,003)	(5,299)	Principal payments on debt	(120,017)	(29,913)
(304)	-	Principal payments on finance lease liabilities	(1,180)	-
-	-	Taxes paid in lieu of share issuance	(971)	(1,652)
7	-	Proceeds from options exercised	112	202
(5,816)	(5,485)	Dividends paid	(23,251)	(21,926)
(6,116)	(10,784)	Net cash used in financing activities	(100,307)	(27,258)

3,754	(953)	Effect of exchange rate changes on cash and cash equivalents	(3,512)	(8,313)

21,801	37,162	(Decrease)/increase in cash and cash equivalents	(2,215)	14,028
173,739	160,593	Cash and cash equivalents at beginning of period	197,755	183,727
$195,540	$197,755	Cash and cash equivalents at end of period	$195,540	$197,755

Reconciliation of non-GAAP measures to comparable GAAP measures

The following table presents Net sales and the effect of changes in currency translation rates:

(in $ thousands, except percentages)	Net Sales, as reported, Q4 2019	Decrease due to changes in currency translation rates	Q4 2019 sales on same basis as Q4 2018 currency translation rates	Net sales as reported, Q4 2018	% Change compared to Q4 2018, excluding currency rate effects
Machine Clothing	$150,580	$1,198	$151,778	$150,693	0.7%
Albany Engineered Composites	107,098	287	107,385	100,920	6.4%
Total	$257,678	$1,485	$259,163	$251,613	3.0%
(in $ thousands, except percentages)	Net Sales, as reported, FY 2019	Decrease due to changes in currency translation rates	FY 2019 sales on same basis as FY 2018 currency translation rates	Net sales as reported, FY 2018	% Change compared to FY 2018, excluding currency rate effects
Machine Clothing	$601,254	$10,474	$611,728	$611,858	0.0%
Albany Engineered Composites	452,878	4,349	457,227	370,621	23.4%
Total	$1,054,132	$14,823	$1,068,955	$982,479	8.8%

Adjusted EBITDA for the current-year and comparable prior-year periods has been calculated as follows:

Three months ended December 31, 2019
(in $ thousands)	Machine Clothing	Albany Engineered Composites	Corporate Expenses and Other	Total Company
Operating income/(loss) (GAAP)	$46,277	$10,922	($13,619)	$43,580
Interest, taxes, and other income/(expense)	-	-	(13,989)	(13,989)
Net income/(loss) (GAAP)	46,277	10,922	(27,608)	29,591
Interest expense, net	-	-	3,886	3,886
Income tax expense	-	-	9,754	9,754
Depreciation and amortization expense	5,201	11,611	1,019	17,831
EBITDA (non-GAAP)	51,478	22,533	(12,949)	61,062
Restructuring expenses, net	4	1,815	(53)	1,766
Foreign currency revaluation (gains)/losses	1,365	(12)	(748)	605
Pension curtailment expense	-	-	478	478
Acquisition expenses	-	301	200	501
Retention agreement expense	-	120	-	120
Pre-tax (income) attributable to non-controlling interest	-	(586)	-	(586)
Adjusted EBITDA (non-GAAP)	$52,847	$24,171	($13,072)	$63,946
Adjusted EBITDA margin (Adjusted EBITDA divided by Net sales – non-GAAP)	35.1%	22.6%	-	24.8%

Three months ended December 31, 2018
(in $ thousands)	Machine Clothing	Albany Engineered Composites	Corporate Expenses and Other	Total Company
Operating income/(loss) (GAAP)	$42,884	$6,667	($12,137)	$37,414
Interest, taxes, and other income/(expense)	-	-	(20,142)	(20,142)
Net income/(loss) (GAAP)	42,884	6,667	(32,279)	17,272
Interest expense, net	-	-	4,594	4,594
Income tax expense	-	-	10,538	10,538
Depreciation and amortization expense	6,542	10,909	1,162	18,613
EBITDA (non-GAAP)	49,426	17,576	(15,985)	51,017
Restructuring expenses, net	1,756	80	20	1,856
Foreign currency revaluation (gains)/losses	26	3	2,878	2,907
Pension settlement/curtailment	-	-	1,494	1,494
Pre-tax loss attributable to non-controlling interest	-	422	-	422
Adjusted EBITDA (non-GAAP)	$51,208	$18,081	($11,593)	$57,696
Adjusted EBITDA margin (Adjusted EBITDA divided by Net sales – non-GAAP)	34.0%	17.9%	-	22.9%
Year ended December 31, 2019
(in $ thousands)	Machine Clothing	Albany Engineered Composites	Corporate Expenses and Other	Total Company
Operating income/(loss) (GAAP)	$191,965	$55,520	($53,909)	$193,576
Interest, taxes, and other income/(expense)	-	-	(60,193)	(60,193)
Net income/(loss) (GAAP)	191,965	55,520	(114,102)	133,383
Interest expense, net	-	-	16,921	16,921
Income tax expense	-	-	44,829	44,829
Depreciation and amortization expense	21,876	44,670	4,249	70,795
EBITDA (non-GAAP)	213,841	100,190	(48,103)	265,928
Restructuring expenses, net	1,129	1,833	(57)	2,905
Foreign currency revaluation (gains)/losses	630	643	(4,463)	(3,190)
Pension curtailment expense	-	-	478	478
Acquisition expenses	-	301	200	501
Retention agreement expense	-	120	-	120
Pre-tax (income) attributable to non-controlling interest	-	(1,308)	-	(1,308)
Adjusted EBITDA (non-GAAP)	$215,600	$101,779	($51,945)	$265,434
Adjusted EBITDA margin (Adjusted EBITDA divided by Net sales – non-GAAP)	35.9%	22.5%	-	25.2%
Year ended December 31, 2018
(in $ thousands)	Machine Clothing	Albany Engineered Composites	Corporate Expenses and Other	Total Company
Operating income/(loss) (GAAP)	$169,836	$16,647	($49,075)	$137,408
Interest, taxes, and other income/(expense)	-	-	(54,389)	(54,389)
Net income/(loss) (GAAP)	169,836	16,647	(103,464)	83,019
Interest expense, net	-	-	18,124	18,124
Income tax expense	-	-	32,228	32,228
Depreciation and amortization expense	30,813	43,205	5,018	79,036
EBITDA (non-GAAP)	200,649	59,852	(48,094)	212,407
Restructuring expenses, net	12,278	3,048	244	15,570
Foreign currency revaluation (gains)/losses	(826)	547	(62)	(341)
Pension settlement/curtailment	-	-	1,494	1,494
Pre-tax (income) attributable to non-controlling interest	-	(197)	-	(197)
Adjusted EBITDA (non-GAAP)	$212,101	$63,250	($46,418)	$228,933
Adjusted EBITDA margin (Adjusted EBITDA divided by Net sales – non-GAAP)	34.7%	17.1%	-	23.3%

Per share impact of the adjustments to earnings per share are as follows:

Three months ended December 31, 2019
(in $ thousands, except per share amounts)	Pre-Tax Amount	Tax Effect	After-Tax Amount	Per Share Amount
Restructuring expenses, net	$1,766	$494	$1,272	$0.04
Foreign currency revaluation (gains)/losses	605	169	436	0.01
Pension curtailment charge	478	91	387	0.01
Acquisition expenses	501	120	381	0.01
Retention agreement expense	120	36	84	0.00

Three months ended December 31, 2018
(in $ thousands, except per share amounts)	Pre-Tax Amount	Tax Effect	After-Tax Amount	Per Share Amount
Restructuring expenses, net	$1,856	$581	$1,275	$0.04
Foreign currency revaluation (gains)/losses	2,907	910	1,997	0.06
Net pension settlement/curtailment charge	1,494	348	1,146	0.04

Year ended December 31, 2019
(in $ thousands, except per share amounts)	Pre-Tax Amount	Tax Effect	After-Tax Amount	Per Share Amount
Restructuring expenses, net	$2,905	$824	$2,081	$0.06
Foreign currency revaluation (gains)/losses	(3,190)	(904)	(2,286)	(0.07)
Pension curtailment charge	478	91	387	0.01
Acquisition expenses	501	120	381	0.01
Retention agreement expense	120	36	84	0.00

Year ended December 31, 2018
(in $ thousands, except per share amounts)	Pre-Tax Amount	Tax Effect	After-Tax Amount	Per Share Amount
Restructuring expenses, net	$15,570	$4,904	$10,666	$0.34
Foreign currency revaluation (gains)/losses	(341)	3	(344)	(0.01)
Net pension settlement/curtailment charge	1,494	348	1,146	0.04

The resulting fourth quarter and full-year Adjusted EPS are as follows:

	Three months ended December 31,		Years ended December 31,
Per Share Amounts (Basic)	2019	2018	2019	2018
Earnings per share (GAAP)	$0.90	$0.55	$4.10	$2.57

Adjustments, after tax:
Restructuring expenses, net	0.04	0.04	0.06	0.34
Foreign currency revaluation (gains)/losses	0.01	0.06	(0.07)	(0.01)
Pension settlement/curtailment	0.01	0.04	0.01	0.04
Acquisition expenses	0.01	-	0.01	-
Adjusted Earnings per share	$0.97	$0.69	$4.11	$2.94

The tables below provide a reconciliation of forecasted full-year 2020 Adjusted EBITDA and Adjusted EPS (non-GAAP measures) to the comparable GAAP measures:

Forecast of Full Year 2020 Adjusted EBITDA	Machine Clothing		AEC
(in $ millions)	Low	High	Low	High
Net income attributable to the Company (GAAP)	$169	$178	$30	$38
Interest expense, net	-	-	-	-
Income tax expense	-	-	-	-
Depreciation and amortization	21	22	50	52
EBITDA (non-GAAP)	190	200	80	90
Restructuring expenses, net (a)	-	-	-	-
Foreign currency revaluation (gains)/losses (a)	-	-	-	-
Adjusted EBITDA (non-GAAP)	$190	$200	$80	$90

Forecast of Full Year 2020 Adjusted EBITDA	Total Company
(in $ millions)	Low	High
Net income attributable to the Company (GAAP)	$87	$100
Interest expense, net	15	14
Income tax expense	30	38
Depreciation and amortization	75	80
EBITDA (non-GAAP)	207	232
Restructuring expenses, net (a)	-	-
Foreign currency revaluation (gains)/losses (a)	-	-
CEO severance	3	3
Adjusted EBITDA (non-GAAP)	$210	$235

Forecast of Full Year 2020 Adjusted Earnings Per Share
Per Share Amounts – Basic (b)	Low	High
Earnings per share (GAAP)	$2.68	$3.08
CEO severance	0.07	0.07
Adjusted Earnings per share (non-GAAP)	$2.75	$3.15
  Due to the uncertainty of these items, we are unable to forecast these items for 2020
  Calculations based on shares outstanding estimate of 32.3 million

About Albany International Corp.

Albany International is a leading developer and manufacturer of engineered components, using advanced materials processing and automation capabilities, with two core businesses. Machine Clothing is the world’s leading producer of fabrics and process felts used in the manufacture of all grades of paper products. Albany Engineered Composites is a rapidly growing designer and manufacturer of advanced materials-based engineered components for jet engine and airframe applications, supporting both commercial and military platforms. Albany International is headquartered in Rochester, New Hampshire, operates 23 plants in 11 countries, employs approximately 4,600 people worldwide, and is listed on the New York Stock Exchange (Symbol AIN). Additional information about the Company and its products and services can be found at www.albint.com.

Non-GAAP Measures

This release, including the conference call commentary associated with this release, contains certain non-GAAP measures, including: net sales, and percent change in net sales, excluding the impact of currency translation effects (for each segment and on a consolidated basis); EBITDA and Adjusted EBITDA (for each segment and on a consolidated basis, represented in dollars or as a percentage of net sales); Net debt and changes in Net debt; and Adjusted earnings per share (or Adjusted EPS). Such items are provided because management believes that they provide additional useful information to investors regarding the Company’s operational performance.

Presenting Net sales and increases or decreases in Net sales, after currency effects are excluded, can give management and investors insight into underlying sales trends. Net sales, or percent changes in net sales, excluding currency rate effects, are calculated by converting amounts reported in local currencies into U.S. dollars at the exchange rate of a prior period. These amounts are then compared to the U.S. dollar amount as reported in the current period.

EBITDA, Adjusted EBITDA and Adjusted EPS are performance measures that relate to the Company’s continuing operations. EBITDA, or net income with interest, taxes, depreciation, and amortization added back, is a common indicator of financial performance used, among other things, to analyze and compare core profitability between companies and industries because it eliminates effects due to differences in financing, asset bases and taxes. The Company calculates EBITDA by removing the following from Net income: Interest expense net, Income tax expense, Depreciation and amortization. Adjusted EBITDA is calculated by: adding to EBITDA costs associated with restructuring, and inventory write-offs associated with discontinued businesses; adding charges and credits related to pension plan settlements; adding (or subtracting) revaluation losses (or gains); subtracting (or adding) gains (or losses) from the sale of buildings or investments; subtracting insurance recovery gains in excess of previously recorded losses; adding acquisition and related retention agreement expenses and subtracting (or adding) Income (or loss) attributable to the non-controlling interest in Albany Safran Composites (ASC). Adjusted EBITDA may also be presented as a percentage of net sales by dividing it by net sales. An understanding of the impact in a particular quarter of specific restructuring costs, acquisition and related retention agreement expenses, currency revaluation, inventory write-offs associated with discontinued businesses, or other gains and losses, on net income (absolute as well as on a per-share basis), operating income or EBITDA can give management and investors additional insight into core financial performance, especially when compared to quarters in which such items had a greater or lesser effect, or no effect. Restructuring expenses in the MC segment, while frequent in recent years, are reflective of significant reductions in manufacturing capacity and associated headcount in response to shifting markets, and not of the profitability of the business going forward as restructured. Adjusted earnings per share (Adjusted EPS) is calculated by adding to (or subtracting from) net income attributable to the Company per share, on an after-tax basis: restructuring charges; charges and credits related to pension plan settlements and curtailments; inventory write-offs associated with discontinued businesses; foreign currency revaluation losses (or gains); acquisition expenses; and losses (or gains) from the sale of investments.

EBITDA, Adjusted EBITDA, and Adjusted EPS, as defined by the Company, may not be similar to similarly named measures of other companies. Such measures are not considered measurements under GAAP, and should be considered in addition to, but not as substitutes for, the information contained in the Company’s statements of income.

The Company discloses certain income and expense items on a per-share basis. The Company believes that such disclosures provide important insight into underlying quarterly earnings and are financial performance metrics commonly used by investors. The Company calculates the quarterly per-share amount for items included in continuing operations by using the income tax rate based on income from continuing operations and the weighted-average number of shares outstanding for each period. Year-to-date earnings per-share effects are determined by adding the amounts calculated at each reporting period.

Net debt is, in the opinion of the Company, helpful to investors wishing to understand what the Company’s debt position would be if all available cash were applied to pay down indebtedness. The Company calculates Net debt by subtracting Cash and cash equivalents from Total debt. Total debt is calculated by adding Long-term debt, Current maturities of long-term debt, and Notes and loans payable, if any.

Forward-Looking Statements

This press release may contain statements, estimates, guidance or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will,” “should,” “look for,” “guidance,” “guide,” and similar expressions identify forward-looking statements, which generally are not historical in nature. Because forward-looking statements are subject to certain risks and uncertainties (including, without limitation, those set forth in the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q), actual results may differ materially from those expressed or implied by such forward-looking statements.

Forward-looking statements in this release or in the webcast include, without limitation, statements about macroeconomic and paper-industry trends and conditions during 2019 and in future years; expectations in 2019 and in future periods of sales, EBITDA, Adjusted EBITDA (both in dollars and as a percentage of net sales), Adjusted EPS, income, gross profit, gross margin, cash flows and other financial items in each of the Company’s businesses, and for the Company as a whole; the timing and impact of production and development programs in the Company’s AEC business segment and the sales growth potential of key AEC programs, as well as AEC as a whole; the amount and timing of capital expenditures, future tax rates and cash paid for taxes, depreciation and amortization; future debt and net debt levels and debt covenant ratios; and changes in currency rates and their impact on future revaluation gains and losses. Furthermore, a change in any one or more of the foregoing factors could have a material effect on the Company’s financial results in any period. Such statements are based on current expectations, and the Company undertakes no obligation to publicly update or revise any forward-looking statements.

Statements expressing management’s assessments of the growth potential of its businesses, or referring to earlier assessments of such potential, are not intended as forecasts of actual future growth, and should not be relied on as such. While management believes such assessments to have a reasonable basis, such assessments are, by their nature, inherently uncertain. This release and earlier releases set forth a number of assumptions regarding these assessments, including historical results, independent forecasts regarding the markets in which these businesses operate, and the timing and magnitude of orders for our customers’ products. Historical growth rates are no guarantee of future growth, and such independent forecasts and assumptions could prove materially incorrect in some cases.

Contacts

John Hobbs
603-330-5897
john.hobbs@albint.com